SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2004

Strayer Education, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-21039	52-1975978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Wilson Boulevard Suite 2500 Arlington, VA	22209
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 247-2500

Not applicable

(Former name or former address, if changed since last report)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 99.01	Press Release Dated August 5, 2004. (The information contained in the August 5, 2004 Press Release is deemed furnished under Item 12.)

Item 12.    Results of Operation and Financial Condition.

On August 5, 2004 Strayer Education, Inc. announced second quarter 2004 enrollment, revenues and earnings. The August 5, 2004 Press Release is attached hereto as an exhibit and incorporated herein by reference. The information contained in the August 5, 2004 Press Release is deemed furnished under this Item 12.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strayer Education, Inc.

Date:
August 5, 2004

By: /s/ Mark C. Brown
Mark C. Brown Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.01	Press Release dated August 5, 2004